Exhibit 10.31

PALM, INC.

1999 STOCK PLAN

PERFORMANCE SHARE AGREEMENT

Grant #

NOTICE OF GRANT

Palm, Inc. (the “Company”) hereby grants you, [NAME OF EMPLOYEE] (the “Grantee”), the number of performance shares indicated below (the “Performance Shares”) under the Company’s 1999 Stock Plan (the “Plan”). The date of this Agreement is [DATE] (the “Grant Date”). Subject to the provisions of Appendix A (attached hereto) and of the Plan, the principal features of this Award are as follows:

Total Number of Performance Shares: [NUMBER]

Purchase Price per Share: $0.001

Vesting Commencement Date: [DATE]

Vesting Schedule:

[PERCENTAGE] of the Performance Shares shall vest on each anniversary of the Vesting Commencement Date, subject to Grantee’s remaining a Service Provider through each applicable vesting date.

Your signature below and/or your acceptance of Shares in payment of this award indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in the Plan and this Performance Share Agreement (the “Agreement”), which includes this Notice of Grant and Appendix A. For example, important additional information on vesting and termination of this Performance Share grant is contained in paragraphs 4 through 7 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS PERFORMANCE SHARE GRANT.

PALM, INC.	GRANTEE

By
Name:	[NAME]
Title:

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE SHARES

1. Grant. The Company hereby grants to the Grantee under the Plan at the per share price of $0.001, equal to the par value of a Share, the number of Performance Shares indicated in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan.

2. Payment of Purchase Price. When the Performance Shares are paid out to the Grantee, the purchase price will be deemed paid by the Grantee for each Performance Share through the past services rendered by the Grantee, and will be subject to the appropriate tax withholdings.

3. Company’s Obligation to Pay. Each Performance Share has an initial value equal to the Fair Market Value of a Share on the date of grant. Unless and until the Performance Shares have vested in the manner set forth in paragraphs 4 or 5, the Grantee will have no right to payment of such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company. Payment of any vested Performance Shares will be made in Shares.

4. Vesting Schedule. Except as otherwise provided in this Agreement, the Performance Shares awarded by this Agreement are scheduled to vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Section 16 of the Plan. Performance Shares scheduled to vest on any such date actually will vest only if the Grantee continues to be a Service Provider through such date.

5. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Performance Shares at any time, subject to the terms of the Plan. If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Administrator. If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Shares and if necessary, in the sole determination of the Company, to avoid the imposition of any additional tax or income recognition under Section 409A of the Code, the payment of such accelerated Performance Shares nevertheless shall be made at the same time or times as if such Performance Shares had vested in accordance with the vesting schedule set forth in the Notice of Grant (whether or not the Grantee remains a Service Provider through such date(s)).

6. Payment after Vesting. Any Performance Shares that vest in accordance with paragraph 4 will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to paragraph 9. Any Performance Shares that vest in accordance with paragraph 5 will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares in accordance with the provision of such paragraph, subject to paragraph 9.

7. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 4 or 5 at the time the Grantee ceases to be a Service Provider will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Grantee shall not be entitled to a refund of any of the price paid for the Performance Shares forfeited to the Company pursuant to this paragraph 7.

8. Death of Grantee. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of the Grantee’s estate (or such other person to whom the Performance Shares are transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution). Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of these Performance Shares and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this Performance Share grant as set forth in this Agreement.

9. Withholding of Taxes. The Company (or the employing Parent or Subsidiary) will withhold a portion of the Shares otherwise issuable in payment for vested Performance Shares that have an aggregate market value sufficient to pay the minimum applicable federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Parent or Subsidiary) with respect to the Shares (the “Minimum Withholding Amount”) or require E*TRADE or the applicable broker utilized by the Company to sell on the market a portion of the Shares that have an aggregate market value sufficient to pay the Minimum Withholding Amount (a “Sell to Cover”). Any Sell to Cover arrangement shall be pursuant to terms specified by the Company from time to time. No fractional Shares will be withheld, sold to cover the Minimum Withholding Amount or issued pursuant to the grant of Performance Shares and the issuance of Shares thereunder; unless determined otherwise by the Company, any additional withholding necessary for this reason will be done by the Company, in its sole discretion, through the Grantee’s paycheck or through direct payment by the Grantee to the Company in the form of cash, check or other cash equivalent. Instead of or in combination with the foregoing withholding methods, the Company (or the employing Parent or Subsidiary) may, in its discretion, require the Grantee to pay an amount necessary to pay the applicable taxes directly to the Company (or the employing Parent or Subsidiary) in the form of cash, check or other cash equivalent, and/or may withhold an amount necessary to pay the applicable taxes from the Grantee’s paycheck, in each case with no or reduced withholding or Sell to Cover of Shares. In the event the withholding requirements are not satisfied through the withholding of Shares or the Sell to Cover (or, through the Grantee’s paycheck or direct payment, as indicated above), no payment will be made to the Grantee (or his or her estate) for Performance Shares unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Grantee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Performance Shares. By accepting this Award, the Grantee expressly consents to the withholding of Shares and to any cash or Share withholding or Sell to Covers as provided for in this paragraph 9. All income and other taxes related to the Performance Share award and any Shares delivered in payment thereof are the sole responsibility of the Grantee.

10. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). Notwithstanding any other part of this Agreement, any quarterly or other regular, periodic dividends or distributions (as determined by the Company) paid on Shares will accrue with respect to (i) unvested Performance Shares, and (ii) Performance Shares that are vested but unpaid, and in each case will be paid out at the same time or time(s) as the underlying Performance Shares on which such dividends or other distributions have accrued. After issuance, recordation and delivery of the Shares, the Grantee shall have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such Shares.

11. No Effect on Employment or Service. The Grantee’s employment or service with the Company and any Parent or Subsidiary is on an at-will basis only, subject to the provisions of Applicable Law and to any written, express employment contract with the Grantee. Accordingly, nothing in this Agreement or the Plan shall confer upon the Grantee any right to continue to be employed by the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or the employing Parent or Subsidiary, which are hereby expressly reserved, to terminate the employment or service of the Grantee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Parent or Subsidiary employing the Grantee.

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its General Counsel at the Company’s headquarters, 950 W. Maude Avenue, Sunnyvale, California 94085, or at such other address as the Company may hereafter designate in writing.

13. Grant is Not Transferable. Except to the limited extent provided in paragraph 8 above, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

14. Restrictions on Sale of Securities. The Shares issued as payment for vested Performance Shares awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, the Grantee’s subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Conditions for Issuance of Stock. The shares of stock deliverable to the Grantee may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to transfer on its books or list in street name with a brokerage company or otherwise issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the

Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Administrator may establish from time to time for reasons of administrative convenience.

17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

18. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Grantee, the Company and all other persons, and shall be given the maximum deference permitted by law. No person acting as or on behalf of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

21. Entire Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

22. Modifications to the Agreement. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of Performance Shares. However, the Company makes no representation that this award of Performance Shares is not subject to Section 409A of the Code nor makes any undertaking to preclude Section 409A of the Code from applying to this award of Performance Shares.

23. Amendment, Suspension or Termination of the Plan. By accepting this award, the Grantee expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

24. Governing Law. This grant of Performance Shares shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its conflict of laws provisions.

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